ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 13, 2020 by and among Las Vegas Xpress, (LVXI) a publicly traded Nevada corporation with principal offices located at 2831 St. Rose Parkway Suite 200 Henderson, Nevada 89052 hereinafter referred to as ("BUYER") and GEOcommand, Inc., a Florida corporation, with principal offices located at 3700 Airport Rd. Suite 410, Boca Raton, Florida, 33431 hereinafter referred to as (the "SELLER"). Buyer and the Seller together referred to as the ("Party" or "Parties").

1. Recitals:

WHEREAS, the Boards of Directors of the Parties have determined that the Agreement is advisable and in the best interests of their respective companies and stockholders, have approved and declared advisable this Agreement and, accordingly, have agreed to effect the Agreement provided for herein upon the terms and conditions of this Agreement; and

WHEREAS, the BUYER desires to purchase from the SELLER all the listed items in detail on Schedule A attached to the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows.

2. Definitions:

The following terms, when used with initial capitalization shall have the meanings set forth below. As the context requires, the singular number shall mean the plural number and vice versa.

Agreement means this Agreement, including all Schedules to this Agreement.

Assets means those assets described in detail on Schedule A.

Claim or **Claims** means any and all liabilities, suits, claims, counterclaims, causes of action, demands, penalties, debts, obligations, promises, acts, fines, judgments, damages, consequential damages, losses, costs, and expenses of every kind (including without limitation any attorney's

fees, consultant's fees, costs, remedial action costs, cleanup costs and expenses which may be related to any claims).

Closing has the meaning ascribed to it in Section 7 below.

Closing Date has the meaning ascribed to it in Section 7 below

3. Agreement to Sell and Purchase.

On the terms and subject to the conditions of this Agreement, SELLER agrees to sell and transfer to BUYER, and BUYER agrees to purchase from SELLER, on and as of the Closing Date, the following property and assets of SELLER, all listed on Schedule A.

5. Purchase Price.

The purchase price for the Assets shall be the GEOcommand software comprised of the components described in Schedule A "**Purchase Price**". Said purchase price shall be paid by BUYER through the issuance shares of common stock in LVXI, such that the shares issued to SELLER shall represent eighty percent (80%) of the post-closing shares of the total outstanding common shares issued in LVXI. In addition, GEOcommand agrees to loan to LVXI the sum of $75,000 to be used by LVXI to bring current it's accounting past due fees, bring current the fees for listing on the OTC Markets Exchange under an OTCQB listing, fees to the State of Nevada to remain current as a Nevada business, filing fees with FINRA to effect a 2,200:1 reverse split of the common stock and fees and expenses required to create and file an S-1 post reverse split with the SEC for not less than $5 million.

6. Assumption of Liabilities.

Subject to the conditions of this Agreement, the BUYER shall assume none of the liabilities of GEOcommand and the software being purchased is free of all liens or encumbrances.

7. Closing.

The closing of the transactions contemplated by this Agreement (the "**Closing**") shall take place at the offices of BUYER, at noon on May 21, 2020, or such other date, if any, as SELLER and the BUYER may mutually agree (the "**Closing Date**").

8. Representations and Warranties of SELLER.

SELLER hereby represents and warrants to the BUYER as follows:

(a) Corporate Organization. SELLER is a corporation duly organized and existing and in good standing under the laws of the State of Florida.

(b) Corporate Power. SELLER has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and the Agreement is enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as enforcement thereof may be limited by general principles of equity.

(c) No Prohibitions. There is no provision in the Articles of Incorporation or bylaws of SELLER, or, except for provisions with respect to which consents or waivers have been obtained by SELLER, in any indenture, security, contract (other than a labor contract) or other agreement relating to the Assets to which SELLER is a party or by which it is bound or the Assets are bound, which prohibits the execution and delivery by SELLER of this Agreement, or the consummation by SELLER of the transactions contemplated hereby; provided, however, that notwithstanding anything contained in this Agreement to the contrary, no representation or warranty is made by SELLER under this paragraph (c) with respect to the assignability of the Assets described in Schedule A.

(d) Authorizations and Approvals. The execution and delivery of this Agreement by SELLER, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, SELLER has obtained all necessary authorizations and approvals required in connection therewith.

(e) Actions, Suits, Proceedings. There are no actions, suits or proceedings pending, or to the best of SELLER's knowledge threatened, against SELLER or any of its property in any court or before any federal, state, municipal or other governmental agency which, if decided adversely to SELLER, would affect the Assets, or would prohibit the execution and delivery by SELLER of this Agreement, or the consummation by SELLER of the transactions contemplated hereby.

(f) Title to Assets. SELLER has clear and valid title. Said software is unique and is marketable at this time.

9. Representations and Warranties of the BUYER.

The BUYER hereby represents and warrants to SELLER as follows:

(a) Organization. The BUYER is a Nevada corporation and body politic duly organized and existing and in good standing under the laws of the state of Nevada, has the authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the Agreement is enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as enforcement thereof may be limited by general principles of equity.

(b) No Prohibitions. There is no provision in the Articles, ordinances or bylaws of the BUYER, or in any indenture, security, contract or other agreement to which the BUYER is a party or by which the BUYER is bound, except for those agreements under which the BUYER has obtained necessary consents prior to Closing, which prohibits the execution and delivery by the BUYER of this Agreement, or the consummation by the BUYER of the transactions contemplated hereby.

(c) Authorizations and Approvals. The execution and delivery of this Agreement by the BUYER, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary actions, the BUYER has obtained all necessary authorizations and approvals required in connection therewith.

(d) Actions, Suits, Proceedings. There are no actions, suits or proceedings pending against the BUYER or any of its property in any court or before any federal, state, municipal or other governmental agency which, if decided adversely to the BUYER, would prohibit the execution and delivery by the BUYER of this Agreement, or the consummation by the BUYER of the transactions contemplated hereby.

10. Conditions to Obligation of the BUYER to Close.

The obligation of the BUYER to affect the Closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of BUYER contained in this Agreement shall be true in all material respects at the time of Closing, as if made at that time.

(b) Performance and Compliance. BUYER shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by BUYER prior to or at the Closing.

(c) Closing Documents. At Closing, the transfer to the BUYER of the interests of SELLER in the Assets shall be consummated by the execution and delivery of the respective documents attached hereto as Schedule A.

11. Conditions to Obligation of SELLER to Close.

The obligations of SELLER to affect the transactions contemplated by this Agreement are subject to the satisfaction prior to or at the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the SELLER continued in this Agreement shall be true in all material respects at the time of the Closing as if made at that time.

(b) Performance and Compliance. The SELLER shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) Closing Documents. SELLER shall have received an undertaking of the BUYER to assume, agree to perform, pay and discharge the liabilities and obligations of SELLER to be assumed by the BUYER under the terms of this Agreement.

(d) No Governmental Action or Legal Proceedings. As of the Closing Date, no statute, rule, regulation, order, decree, directive, writ or judgment shall have been enacted, adopted, issued, promulgated or rendered by any governmental authority or court, nor is any injunctive or other court action pending, which would:

(i) prevent the consummation at Closing of or restrain or invalidate the transaction contemplated by this Agreement or any of the Agreements or instruments called for hereunder, or

(ii) materially interfere with or prohibit the continued effectiveness of such agreements or instruments.

12. Covenant of Further Assurances.

From time to time after the Closing, at the request of the BUYER and without further consideration, SELLER will execute and deliver other instruments of conveyance and transfer and take such other actions as the BUYER may reasonably require to convey and transfer the Assets to, and vest title to the Assets in, the BUYER and to put the BUYER in possession of any of the Assets.

13. Transaction Expenses.

The BUYER shall pay all sales, recording, filing, transfer, documentary stamp and similar taxes and fees (excluding income taxes of SELLER), and other governmental charges if any arising in connection with the transfer of the Assets from SELLER to the BUYER. SELLER and the BUYER shall each bear its own legal, accounting, business advisory and consultant expenses.

14. Termination of Agreement.

This Agreement and the consummation of the transactions contemplated by this Agreement may be terminated prior to the Closing:

(a) By the agreement of SELLER and the BUYER at any time,

(b) By the BUYER,

(i) if any representation or warranty of SELLER contained herein proves to be false in any material respect,

(ii) if there has been a material breach of the agreements of SELLER contained in this Agreement,

(iii) if there has been any material failure of SELLER to comply with its obligations under this Agreement or

(c) By SELLER, if any representation or warranty of the BUYER contained herein proves to be false in any material respect, or if there has been a material breach of the agreements of the BUYER contained in this Agreement, or if there has been any material failure of the BUYER to comply with its obligations under this Agreement;

(d) By the BUYER or SELLER, if the BUYER is unable to obtain approvals,

(e) By the BUYER or SELLER, if the Closing shall not have occurred on or prior to May 21, 2020.

15. Assignment.

Prior to Closing, the rights and obligations of the BUYER under this Agreement may not be assigned or delegated without the prior written consent of SELLER, which consent shall not be unreasonably withheld or delayed.

16. Choice of Law.

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, including for the purpose of choice of law, as though all acts and omissions related to this Agreement occurred in the State of Nevada.

17. Severability.

The provisions of this Agreement shall, where possible, be interpreted in a manner necessary to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The unenforceability of any provisions of this Agreement in a specific situation shall not affect the enforceability of that provision in other situations or of other provisions of this Agreement.

18. Counterparts.

This Agreement may be executed in counterparts, each of which shall be considered an original.

19. <u>Notices</u>.

A notice hereunder will be adequately given when it is personally delivered; when it is sent by telecopy with confirmation of receipt; one day after it is sent by overnight courier; or three days after it is mailed by certified mail, return receipt requested, postage prepaid, addressed in any case to:

SELLER:

GEOcommand, Inc.
3700 Airport Rd Suite # 410
Boca Raton, Florida, 33413

BUYER:

Las Vegas Xpress, Inc.
2831 St. Rose Parkway Suite # 200
Henderson, Nevada 89052

Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have set their hands hereto this ______ day of April, 2020.

BUYER	**SELLER**
Las Vegas Xpress, Inc.	**GEOcommand, Inc.**
By: ____________________	**By:** ____________________
Its: CEO	**Its:** ____________________

SCHEDULE A

Purchased assets:

GEOcommand Software source code and Applicable access to operate the system	$	$7,500,000
Total	**$**	**7,500,000**

IN WITNESS WHEREOF the parties have set their hands hereto this ______ day of April, 2020.

BUYER

Las Vegas Xpress, Inc.

By: ______________________

Its: CEO

SELLER

GEOcommand, Inc.

By: Albert Koenigsberg

Its: CEO

SCHEDULE A

EXCLUSIVE WORLDWIDE LICENSE

This EXCLUSIVE WORLDWIDE LICENSE ("Schedule"), is to grant Las Vegas Xpress, Inc., a Nevada corporation ("Licensee") and GEOcommand Inc., a Florida corporation ("Licensor"). Said Schedule shall constitute the terms under which Licensor shall license, certain computer software and trademarks described in attached Exhibit A. The effective date of this Schedule ("Effective Date") is defined below.

In consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which are hereby acknowledged, Licenser and Licensee (each a "Party" and collectively the "Parties") agree as follows:

1. LICENSE OF SOFTWARE

As part of the Asset Purchase Agreement and subject to the terms and conditions hereof, Licensor does hereby license and Grant to Licensee, on an **exclusive**, **basis** within the Territory in the Field of Use, the Licensed Software and the Licensed Trademarks for Licensee's operations (the "License").

Licensor agrees to grant Licensee the right to acquire an exclusive worldwide license to have and maintain, at no additional cost to Licensee.

2. TERM

Subject to the conditions set forth in this Schedule, the license term for Licensed Software shall be for an indefinite period of time (the "Term"), unless terminated prior pursuant to the terms of this Schedule.

3. PAYMENT

As consideration for the License, Licensee agrees to pay Licensor a fee equal to one million dollars (1,000,000).

4. TITLE AND OWNERSHIP

Licensor acknowledges that (a) Licensee is the sole and exclusive owner of the Licensed Software and the Licensed Trademarks in the Territory and throughout the world and all goodwill related thereto, and (b) all use of the Licensed Software and the Licensed Trademarks by Licensor and any goodwill accruing from such use has inured, and will in the future inure, solely to the benefit of Licensee.

5. COPYING / USE

Licensee may use the Licensed Software in any way it sees fit, in its sole discretion, in the Territory within the Field of Use.

6. DELIVERABLES

Unless otherwise stated in the attached Exhibit A, Licensor shall deliver to Licensee copies and full right and use to the Licensed Software and the Licensed Trademarks, and a complete copy of a full set of documentation for Licensed Software.

7. LICENSOR'S WARRANTIES

Licensor represents and discloses that (a) Licensor has full right, title, and ownership in and to Licensed Software and the Licensed Trademarks; and (b) Licensee shall have the exclusive right to use Licensed Software and Licensed Trademarks subject only to the terms and provisions of this Schedule (c) There is no other Person having or claiming any title through Licensor to the Licensed Software or the Licensed Trademarks with the exception of the Internal Revenue Service (IRS). Licensor shall make commercially reasonable efforts to correct any Licensed Software errors so that it performs as documented, or, in the case of a documentation error, to correct such error so that the documentation correctly represents Licensed Software performance.

Licensor represents and warrants that the Licensed Software and the Licensed Trademarks will not infringe any valid and existing intellectual property right of any third party. Licensee agrees to notify Licensor within ten (10) business days of the assertion of any such suit, claim, demand, or action and to cooperate with Licensor in defense of the same.

Licensor shall have no liability or responsibility for correcting any defects in Licensed Software attributable in whole or in substantial part to: (a) modifications of, or enhancements to Licensed Software not supplied by Licensor; (b) Licensee's negligence or misuse of Licensed Software; (c) computer equipment malfunction not attributed to the use of the Licensed Software; (d) Licensee's failure to follow installation and operating instructions provided by Licensor; (e) the failure of any required third party software to perform according to the third party vendor's specifications; or (f) any other causes external to Licensed Software which do not arise by reason of the fault or negligence of Licensor.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE LICENSED SOFTWARE, REGARDLESS OF WHETHER LICENSEE KNOWS OR HAS REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

8. INDEMNIFICATION

Licensee, on behalf of itself and its members, directors, officers, employees, agents, successors, and assigns, shall indemnify, defend, and hold harmless Licensor, and its members, directors, officers, shareholders, employees, agents, and independent contractors, as the case may be (collectively, the "Licensor Indemnified Parties"), from and against any and all actions, claims, liabilities, obligations, suits, proceedings, damages, assessments, judgments, costs, and expenses, including, without limitation, reasonable attorney fees and expenses, of any kind or nature, whether known or unknown, and whether liquidated or contingent (collectively, "Claims"), incurred by or threatened against any one or more of the Licensor Indemnified Parties arising from, related to, or otherwise connected with (a) Licensee's performance or non-performance of its obligations under this Agreement, (b) any breach, non-fulfillment, inadequacy, inaccuracy, misrepresentation, omission, or incompleteness of any representation, warranty, agreement, obligation, or covenant of Licensee set forth in this Agreement, and/or (c) Licensee's failure or refusal to satisfy or defend any claim incident to the foregoing provisions.

Licensee shall not be obligated to defend, indemnify, or hold harmless the Licensor Indemnified Parties against any Claim arising from or incurred through claims of third parties against Licensor based on the ownership, validity, enforceability, or legality of the Licensed Trademarks that are the subject of this Schedule, regardless of whether such claims relate to Licensee's sale of the Licensed Software.

Licensor, on behalf of itself and its members, directors, officers, employees, agents, successors, and assigns, shall indemnify, defend, and hold harmless Licensee, and its members, directors, officers, shareholders, employees, agents, and independent contractors, as the case may be (collectively, the "Licensee Indemnified Parties"), from and against any and all Claims, incurred by or threatened against any one or more of the Licensee Indemnified Parties arising from, related to, or otherwise connected with (a) claims of third parties against Licensee based on the ownership, validity, enforceability, or legality of the Licensed Software and/or the Licensed Trademarks that are the subject of this Schedule, regardless of whether such claims relate to Licensee's sale of the Licensed Software, (b) Licensor's performance or non-performance of its obligations under this Schedule, or (c) any breach, non-fulfillment, inadequacy, inaccuracy, misrepresentation, omission, or incompleteness of any representation, warranty, agreement, obligation, or covenant of Licensor set forth in this Agreement.

9. THIRD PARTY SOFTWARE WARRANTIES

Licensor does not warrant nor assume any responsibility for the quality or performance of any Third-Party Software. Licensor does not represent or warrant that such Third-Party Software will be error-free or will operate without interruption. Should any Third-Party Software prove defective following use, Licensee assumes the entire cost of any necessary service, repair and/or correction.

10. ASSIGNMENT

This Schedule constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all previous oral and written and all contemporaneous oral negotiations, agreements, commitments and understandings between the parties. Except as otherwise provided herein, no amendment of the terms and conditions of this Schedule shall be effective unless embodied in a writing signed by both parties hereto.

11. WAIVER

A waiver, express or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants or duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

12. SEVERABILITY

In the event that any provision of this Schedule shall be rendered unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Schedule unenforceable or invalid as a whole, and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law and/or applicable court decisions.

13. GOVERNING LAW

This Schedule shall be subject to and governed in all respects, including issues of validity, interpretation, performance and enforcement, by the laws of the State of Nevada. All disputes under this Schedule shall be resolved by the courts in Las Vegas, Nevada, including the federal and state courts, with said courts having exclusive jurisdiction, and the parties both consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

14. AMENDMENT AND MODIFICATION; WAIVER

This Schedule may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Schedule, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Schedule will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

This constitutes the complete license agreement between Licensee and Licensor